Exhibit 16.1

May 19, 2010

U. S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, D.C. 20549

Re:	Cardinal Bankshares Corporation

File No. 000-28780

Commissioners:

We have read Cardinal Bankshares Corporation’s statements included under Item 4.01 of its Form 8-K/A to be filed on May 19, 2010 related to our dismissal on May 12, 2010 and we agree with such statements concerning our firm.

/s/ ELLIOTT DAVIS, LLC